United States
Securities And Exchange Commission

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2005 (January 31, 2005)

Education Realty Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32417	20-1869228
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or organization)

530 Oak Court Drive, Suite 300, Memphis, Tennessee	38117
(Address of Principal Executive Offices)	(Zip Code)

(901) 259-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1 CREDIT AGREEMENT, DATED JANUARY 31, 2005
EX-99.1 PRESS RELEASE DATED JANUARY 31, 2005

Item 1.01. Entry Into A Material Definitive Agreement.

     On January 31, 2005, concurrently with the closing of the initial public offering of 21,850,000 shares of common stock by Education Realty Trust, Inc. (the “Company”), Education Realty Operating Partnership, LP and certain of its subsidiaries (“Borrowers”), all of which are indirectly owned subsidiaries of the Company, entered into a Credit Agreement with JPMorgan Chase Bank, N.A. and UBS Loan Finance LLC (collectively, the “Lenders”), which are affiliates of J.P. Morgan Securities Inc. and UBS Securities LLC, JPMorgan Chase Bank, N.A., as Administrative Agent (the “Agent”), and UBS Securities LLC, as Syndication Agent (the “Credit Agreement”).

     The Credit Agreement provides for a $75 million secured revolving credit facility (the “Facility”), which matures on January 31, 2008, unless extended pursuant to conditions in the Credit Agreement. The Company will serve as the guarantor for any funds borrowed by the Lenders under the Facility. The Lenders may increase the size of the Facility to a maximum of $125 million, subject to customary conditions. Each increase in the size of the credit facility will be in a minimum amount of $15 million and will be syndicated on a best efforts basis.

     The Facility will initially be secured by cross-collateralized mortgages on six of the Company’s student housing communities. The Facility will mature on January 31, 2008, provided that the Borrowers may extend the maturity date for one year subject to certain conditions. The Facility includes customary affirmative and negative covenants, and all borrowings under the Facility will be subject to the satisfaction of customary conditions, including the absence of a default and accuracy of representations and warranties.

     At the election of the Borrowers, all advances under the Facility (other than swing loans) shall bear interest at either LIBOR or Base Rate based pricing plus the applicable spread (as set forth in the Pricing Schedule contained in the Credit Agreement), which shall be determined by the Agent from time to time, based on the Total Leverage Ratio (as defined in the Credit Agreement). Swing loans shall bear interest at the Base Rate based pricing plus the applicable spread. Amounts not applied to a LIBOR contract will accrue at the Base Rate. LIBOR interest periods shall be one, two or three months. Any adjustment to the interest rate spreads shall be effective as of the date the quarterly financial statements are required to be delivered to the Agent. “Base Rate” means, at any time, the higher of (1) JPMorgan Chase Bank, N.A. prime rate, and (2) the federal funds effective rate most recently determined by the Agent plus 1/2 % per annum.

     The foregoing description of the Credit Agreement is qualified in its entirety by reference to such Agreement, a copy of which has been filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

     On January 31, 2005, the Company issued a press release announcing that the underwriters in its recently completed initial public offering of common stock have exercised in full their option to purchase 2,850,000 shares of the Company’s common stock to cover over-allotments. The exercise of the over-allotment option increases the size of the Company’s initial public offering to 21,850,000 shares. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Credit Agreement, dated January 31, 2005, by and among Education Realty Operating Partnership, LP and certain of its subsidiaries, as Borrower, JPMorgan Chase Bank, N.A. and UBS Loan Finance LLC, as Lenders, JPMorgan Chase Bank, N.A., as Administrative Agent, and UBS Securities LLC, as Syndication Agent.

99.1	Press Release dated January 31, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Education Realty Trust, Inc.
	By:	/s/ Paul O. Bower

Dated: February 2, 2005		Paul O. Bower, Chairman, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Credit Agreement, dated January 31, 2005, by and among Education Realty Operating Partnership, LP and certain of its subsidiaries, as Borrower, JPMorgan Chase Bank, N.A. and UBS Loan Finance LLC, as Lenders, JPMorgan Chase Bank, N.A., as Administrative Agent, and UBS Securities LLC, as Syndication Agent.

99.1	Press Release dated January 31, 2005.